Exhibit 77(e)(1)

                               AMENDED SCHEDULE A

                               with respect to the

                             SUB-ADVISORY AGREEMENT

                                     between

                              ING INVESTMENTS, LLC

                                       and

                          ING INVESTMENT MANAGEMENT CO.



Series                                                            Annual Sub-Advisory Fee
------                                                            -----------------------

ING VP Intermediate Bond Portfolio                                         0.180%